UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2010

PFGI CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51501	04-3659419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 Fifth Avenue, Pittsburgh, Pennsylvania		15222-2707
(Address of Principal Executive Offices)		(Zip Code)

412-762-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 9, 2010 PFGI Capital Corporation (“PFGI Capital”) issued a notice of redemption to holders of its Series A Preferred Stock and Series B Preferred Stock, notifying such holders that PFGI Capital has elected to redeem all of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock as of August 13, 2010. On July 9, 2010, PFGI Capital issued a news release announcing the redemption. A copy of the Notice of Redemption mailed to holders of record of the Series A Preferred Stock is attached hereto as Exhibit 99.1. A copy of the Notice of Redemption mailed to holders of record of the Series B Preferred Stock is attached hereto as Exhibit 99.2. A copy of the news release is attached hereto as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description

99.1	Notice of Redemption dated July 9, 2010 – Series A Preferred Stock

99.2	Notice of Redemption dated July 9, 2010 – Series B Preferred Stock

99.3	News release issued by PFGI Capital Corporation dated July 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFGI Capital Corporation (Registrant)

Dated: July 9, 2010
	By:	/S/ KEVIN R. GLASS
Kevin R. Glass
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Notice of Redemption dated July 9, 2010 – Series A Preferred Stock	Filed herewith

99.2	Notice of Redemption dated July 9, 2010 – Series B Preferred Stock	Filed herewith

99.3	News release issued by PFGI Capital Corporation dated July 9, 2010	Filed herewith